                                                                     EXHIBIT 4.8

                      FOURTH AMENDMENT OF LOAN DOCUMENTS
                      ----------------------------------


     THIS FOURTH AMENDMENT OF LOAN DOCUMENTS (this "Amendment") is made as of November 1, 2001, by and among the following parties:

     1.        SOUTHTRUST BANK ("Bank");

     2.        COLOR IMAGING, INC. ("Delaware Color"), a Delaware corporation;
               and

     3. LOGICAL IMAGING SOLUTIONS, INC. ("Logical"), a California corporation.


                                   RECITALS:
                                   --------

     1.   Revolving Loans. Delaware Color and Logical (collectively, jointly and
          ---------------
severally, "Borrower"), are jointly and severally indebted to Bank under and in regard to various loans, including but not limited to the following loans (collectively, the "Revolving Loans"):

          a. Revolving Loan (the "First Revolving Loan") in the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) evidenced by Revolving Note (as amended and modified, the "First Revolving Note") dated as of June 24, 1999, from Georgia Color to Bank, as amended by Revolving Note Modification Agreement dated as of May 5, 2000, Second Revolving Note Modification Agreement dated as of August 30, 2000, Third Revolving Note Modification Agreement dated as of November 30, 2000, and Fourth Revolving Note Modification Agreement dated as of July 5, 2001, to be effective for all purposes as of June 30, 2001; and subject to Loan and Security Agreement (as amended and modified, the "Revolving Loan Agreement") dated as of May 5, 2000, between Georgia Color and Bank, as amended and affected by Amendment of Loan Documents dated as of August 30, 2000, Second Amendment of Loan Documents dated as of November 30, 2000, and Third Amendment of Loan Documents made as of July 5, 2001, to be effective for all purposes as of June 30, 2001; and

          b. Revolving Loan (the "Second Revolving Loan") in the maximum principal amount of Five Hundred Thousand Dollars ($500,000), evidenced by Line of Credit Promissory Note (as amended, modified and restated, the "Second Revolving Note") from Georgia Color to Bank dated as of May 5, 2000, as amended and restated by Amended and Restated Line of Credit Promissory Note dated as of August 30, 2000, as amended by Revolving Note Modification Agreement dated as of November 30, 2000, and as further amended by Second Revolving Note Modification Agreement made as of July 5, 2001, to be effective for all purposes as of June 30, 2001, subject to the Revolving Loan Agreement.

     2.   Organizational Changes. Color Image, Inc. ("Georgia Color"), a Georgia
          ----------------------
corporation, and Alorex Corp. ("Alorex"), a New York corporation, were also earlier obligated on the Revolving Loans. Georgia Color merged into Delaware Color, with Delaware Color as the surviving corporation. Alorex was dissolved.

     3.   Amendments. Borrower has requested that Bank allow Borrower to borrow
          ----------
up to One Million Four Hundred Thousand Dollars ($1,400,000) from parties related to Borrower. Bank has agreed to allow such borrowing, on and subject to the terms, conditions and requirements set forth in this Amendment.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree that (a) the foregoing recitals are true and correct and are incorporated herein by this reference, (b) any capitalized terms utilized herein, not defined herein but defined in the Revolving Loan Agreement shall have the definitions ascribed thereto in the Revolving Loan Agreement and (c) further as follows:

     1.   Amendment. Section 7.1 of the Revolving Loan Agreement is hereby
          ---------
amended by (a) deleting the word "and" from the end of Subsection 7.1.4, (b) changing the period at the end of Subsection 7.1.5 to a semicolon and inserting the word "and" immediately thereafter and inserting the following new Subsection 7.1.6:

          7.1.6. Debt to Affiliates provided that and so long as (a) such Debt at no time exceeds One Million Four Hundred Thousand Dollars ($1,400,000) in outstanding principal amount; (b) such Debt is in all respects and at all times subordinate and subject to the Obligations pursuant to subordination agreements acceptable to Bank in its sole discretion, and (c) such Debt requires Borrower to pay only interest thereon so long as the Obligations or any portion thereof is outstanding, except that such Debt may be repaid by Borrower to the extent of additional cash equity investments actually made in Borrower."

     2.   Conditions. Bank's agreements set forth herein are subject to and
          ----------
conditioned upon satisfaction of the following conditions to Bank's satisfaction:

          a.   Costs. Payment by Borrower of all Bank's costs and expenses in
               -----
regard to the investigation, review and approval of this transaction, the preparation of this Amendment and all documents and agreements required hereby and the administration thereof, including, without limitation, (i) all legal fees, expenses and disbursements and other actual third-party expense reimbursements incurred or sustained by Bank in connection with this transaction, (ii) all travel, appraisal, audit, search and filing fees incurred or sustained by Bank in connection with this transaction or the administration of the Loans and this Amendment; (iii) all recording and filing fees, intangibles taxes, documentary and revenue stamps, other taxes or other expenses and charges payable in connection with this Amendment or any agreements or instruments executed in connection herewith and (iv) all costs, expenses (including fees and expenses of outside consultants), related to the administration of the transactions contemplated hereby.

          b.   Patent Assignment. Evidence of recording in US Patent Office of
               -----------------
Patent Assignment from Michael W. Brennan to Borrower regarding United States Letters Patent Number 5,834,150 entitled "Solvent Vapor Fixing Methods and Process Color Toners for Use in Same".

          C.   Other Documents. The execution and delivery of such other
               ---------------
documents and agreements as Bank shall require to evidence and consummate the transactions described herein.

     3.   General Provisions.
          ------------------

          a.   Legal Counsel. Borrower acknowledges and agrees that legal
               -------------
counsel to Bank does not represent Borrower as Borrower's attorney, that Borrower has retained (or has had an opportunity to retain) counsel of its own choice and has not and will not rely upon any advice from Bank's counsel. In no event shall Borrower's reimbursement of expenses pursuant to this Amendment (even if effected by payment directly by Borrower to Bank's counsel) be deemed to establish any attorney-client relationship between Borrower and Bank's counsel.

          b.   No Waiver. The execution and delivery of this Amendment does not
               ---------
constitute, and shall not be construed as, a waiver by Bank of any default or Event of Default under any document, agreement or instrument. No delay or omission of Bank or any subsequent holder of the obligations of Borrower to Bank to exercise any right, remedy, power or privilege after the occurrence of such default or Event of Default shall be construed as a waiver of any such default, or acquiescence therein.

          C.   Headings. The headings of the articles, sections, paragraphs and
               --------
subdivisions of this Amendment are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

          d.   Survival of Covenants; Reaffirmation. All covenants, agreements,
               ------------------------------------
representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Bank, notwithstanding any investigation made by or on behalf of Bank, and shall survive the execution and delivery to Bank of this Amendment. All the terms and conditions of the instruments and agreements amended by this Amendment are hereby ratified, affirmed and approved as herein amended. Obligors here reaffirm and restate each and every warranty and representation set forth in the Loan Documents, as amended by this Amendment. This Amendment shall not constitute a novation of the indebtedness evidenced by the Loan Documents.

          e.   Continuing Obligation; Benefits. This Amendment, and each and
               -------------------------------
every provision hereof, is a continuing obligation and shall (i) be binding upon each of the parties hereto and their respective heirs, representatives, successors and assigns, and (ii) inure to the benefit of and be enforceable by the parties hereto and their respective heirs, representatives, successors and assigns; provided, that none of Obligors may assign all or any part of this
         --------
Amendment without the prior written consent of Bank, which consent may be granted or withheld in the sole discretion of Bank.

          f.   Controlling Law. This Amendment shall be governed by and
               ---------------
construed in accordance with the laws of the State of Georgia.

          g.   Standard of Review. Any document, writing or instrument required
               ------------------
or permitted to be delivered to Bank under this Amendment shall be deemed satisfactory only if approved by Bank in the exercise of its sole discretion, and any act or approval permitted to be done by Bank under this Amendment shall be in Bank's sole discretion.

          h.   Miscellaneous. This Amendment may not be varied, altered, or
               -------------
amended except by a written instrument executed by an authorized officer of the Bank. This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument. Any provision in this Amendment which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provisions hereof.

          i.   General Waivers. To the fullest extent permitted by Applicable
               ---------------
Law, Borrower and all Obligors waive (i) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Obligors may in any way be liable; (ii) notice prior to Bank's taking possession or control of any collateral or any bond or security which might be required by any court prior to allowing Bank to exercise any of Bank's remedies, including the issuance of an immediate writ of possession; (iii) the benefit of all valuation, appraisement and exemption laws;
(iv) any right Obligor may have upon payment in full of the Obligations to require Bank to terminate its security interest in any collateral until the execution by Obligors of an agreement indemnifying Bank from any loss or damage Bank may incur as the result of dishonored checks or other items of payment received by Bank from Obligors or any Account Debtor and applied to the obligations owed to Bank; and (v) notice of Bank's acceptance hereof or of any document required hereby.

          j.   Loan Documents. From and after the date hereof, all references in
               --------------
any of the Georgia Color Loan Documents, the Other Loan Documents or any other agreements or documents evidencing, securing or otherwise relating to any of the obligations or liabilities described therein to any document or agreement amended by this Amendment shall mean and refer to such document or agreement as amended by this Amendment.

          k.   Representation and Warranty. Borrower, and the individuals
               ---------------------------
executing this Amendment on behalf of Borrower, represent and warrant to Bank that (a) each entity constituting Borrower is in existence and in good standing under the laws of the state of Georgia and their respective states of organization, (b) the Articles of Incorporation and Bylaws of the entities constituting Borrower have not been amended since June 30, 2001, and (c) the execution and delivery of this Amendment have been authorized by all requisite corporate action by and on behalf of Borrower.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal as of the date first above written.

                                   COLOR IMAGING, INC., a Delaware corporation


                                   By:     /s/ Sueling Wang
                                       -------------------------------------
                                           Sueling Wang
                                   Its:    President
                                       -------------------------------------

                                   Attest: /s/ Chia-an Shieh
                                          ----------------------------------
                                           Chia-an Shieh
                                   Its:    Assistant Secretary
                                       -------------------------------------

                                           [CORPORATE SEAL]


                                   LOGICAL IMAGING SOLUTIONS, INC., a
                                   California corporation


                                   By:     /s/ Sueling Wang
                                      --------------------------------------
                                           Sueling Wang
                                   Its:    President
                                       -------------------------------------

                                   Attest: /s/ Chia-an Shieh
                                          ----------------------------------
                                           Chia-an Shieh
                                   Its:    Assistant Secretary
                                       -------------------------------------

                                           [CORPORATE SEAL]


                                   SOUTHTRUST BANK


                                   By:______________________________________

                                   Its:_____________________________________

                                           [BANK SEAL]

The undersigned hereby acknowledge and consent to the execution and delivery of the foregoing instrument and the prior instruments and agreements described therein and affirm their continuing guaranty obligations in regard to the "Obligations" defined in the Revolving Loan Agreement, including but not limited to Revolving Loans.


                                      KINGS BROTHERS, LLC, a Georgia limited
                                      liability company

                                      By: /s/ Sue-Ling Wang
                                         ---------------------------------(SEAL)
                                          Dr. Sue-ling Wang, Manager

                                      /s/ Sue-Ling Wang
                                      ------------------------------------(SEAL)
                                      Dr. Sue-Ling Wang



                                      /s/ Jui-Chi Wang
                                      ------------------------------------(SEAL)
                                      Jui-Chi (Jerry) Wang



                                      /s/ Jui-Kung Wang
                                      ------------------------------------(SEAL)
                                      Jui-Kung (Elmer) Wang



                                      /s/ Jui-Hung Wang
                                      ------------------------------------(SEAL)
                                      Jui-Hung (Jack) Wang